INVENTORY FINANCING AGREEMENT

This is an Agreement entered into on November 12, 2010, by and among Walter J. Doyle, Trustee of the Walter J. Doyle Trust dated February 5, 1992 (the "Doyle Trust"), and Francine I. Jacobs, Trustee of the Revocable Trust Created by Julie E. Jacobs under Agreement dated November 25, 1999 (the "Jacobs Trust"), both trustees being residents of the State of Ohio, hereinafter referred to collectively as the "Investors," and The Guitammer Company, an Ohio corporation, hereinafter referred to as the "Company."

Recitals

The Company designs and sells low frequency audio transducers, amplifiers and accessories. The Investors have provided the Company with a credit facility to fund its inventory and accounts receivable pursuant to a Credit Facilitation Agreement dated March 9, 2009 between the Investors and the Company (the "2009 Agreement"). The Investors are willing to provide or cause new inventory financing for the Company on the terms and conditions set forth below.

Therefore, the parties hereby agree as follows:

Provisions

1. **The Credit Facilitation Agreement Extension.** The Investors and the Company have continued to make available and utilize two equal revolving line of credit loans for the Company with Merrill Lynch, each in the amount of $200,000, pursuant to the 2009 Agreement, which is past its expiration date. The parties hereby agree to extend the terms of the 2009 Agreement, provided that future advances shall be subject to immediate termination upon notice by either of the Investors to the Company and all principal and accrued and unpaid interest payable to Investors arising under the 2009 Agreement shall be payable in full within thirty (30) days after written demand for payment is made by either of the Investors.

2. **Inventory Loans.** The Investors shall cause an additional $300,000 in loans to be made to the Company as of the date of this Agreement as follows (the "Inventory Loans"): (a) the Doyle Trust shall loan $150,000 and (b) the Jacobs Trust shall cause Standard Energy Company, an Ohio corporation ("Standard"), to loan $150,000. The Inventory Loans shall be repaid pursuant to the terms of the Cognovit Promissory Notes in the formats set forth in Exhibit A, attached hereto and hereby incorporated herein, which Cognovit Promissory Notes are to be executed and delivered by the Company to the Doyle Trust and Standard upon the execution of this Agreement.

3. **Use of the Inventory Loans.** The Company shall be obligated to meet all of the obligations under the Cognovit Promissory Notes on time and in full. The

Company shall use the proceeds from the Inventory Loans for the purpose of acquiring inventory, and shall at all times make repayments of the Inventory Loans in proportionate shares on each of the Cognovit Promissory Notes so that at all times the amount owed on each of the Inventory Loans shall be a substantially equal percentage of initial face amount of the Cognovit Promissory Notes. The Inventory Loans and the balance due under the 2009 Agreement are to be secured by the grant of a first and best security interest in favor of the Investors and Standard in all assets of the Company and all of the proceeds thereof. The Company shall obtain a subordination agreement from its existing secured creditors to establish the Investors' priority security as provided herein.

4. **Additional Consideration for the Extension and Inventory Loans.** In consideration for the Investors' providing the Inventory Loans and extending the 2009 Agreement, and in connection with the proposed merger of the Company into another corporation which would allow the merged surviving corporation ("Newco") to issue and sell ownership interests, the Company shall, upon completion of the merger of the Company into Newco, cause Newco to immediately grant to each of the Investors or its designee a warrant to purchase Newco shares up to 0.375% of all of the authorized shares of Newco as of the date of the completion of the merger (e.g., if 800 million common shares were then authorized, the Newco warrant to each Investor would be for 3 million common shares), which warrant shall be exercisable at any time within three years from the date of the warrant, at an exercise price of $.005 per share, and shall allow partial exercises, contain anti-dilution provisions and grant the warrant holder piggy-back rights for the future registrations of Newco shares.

5. **Security Agreement.** The Company does hereby grant, for valuable consideration, the receipt of which is hereby acknowledged, to the Investors and Standard, a first priority security interest in all of its assets, including without limitation, all equipment, tools, inventory, vehicles, office furniture and equipment, accounts receivable, general intangibles, intellectual property, and all other property, whether now owned or hereafter acquired by the Company, and all accessions thereto and proceeds thereof (hereinafter collectively referred to as the "Collateral"), to secure the performance of all of the following (collectively, the "Obligations"): (i) all of the Company's obligations set forth in this Agreement, including the two Cognovit Promissory Notes, and arising under the 2009 Agreement, (ii) any and all liabilities now existing or hereafter arising, absolute or contingent, due or to become due, including all costs and expenses incurred in the collection of indebtedness arising out of the obligations under this Agreement and under the 2009 Agreement, and (iii) all future advances made by the Investors for taxes levied, insurance and repairs to or maintenance of the Collateral. The Company covenants with the Investors that:

(a) The Collateral is to be used by the Company for business purposes.

(b) The Collateral will be kept at 6117 Maxtown Road, Westerville, Ohio 43082. The Company will promptly notify Investors of any change in the location of the Collateral, and the Company will not remove the Collateral from the above location without the written consent of Investors.

(c) Except for the security interest granted herein and other interests subordinated to the Investors, the Company is the owner of the Collateral free from any prior lien, security interest or encumbrance. The Company will defend the Collateral against all claims and demands of any and all persons at any time claiming the same or any interest therein.

(d) The Company will not sell, exchange, encumber, lease or otherwise dispose of any interest in the Collateral, other than the sale of inventory in the ordinary course of business, without the written consent of Investors, and will not permit any lien, security interest or encumbrance to attach to the Collateral.

(e) At the request of Investors or Standard, the Company will join with Investors in executing and filing one or more financing statements pursuant to the Ohio Uniform Commercial Code, in form satisfactory to Investors. The Company will pay the cost of filing such statements in all public offices where filing is deemed necessary by Investors.

(f) The Company will maintain the Collateral in good condition and repair; will maintain insurance on the Collateral against fire, theft, and such other hazards, in such form and amount as Investors may require, for the benefit of the Company and Investors, as their interests may appear; and will pay and discharge all taxes imposed on the Collateral.

(g) At its option, Investors may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral should the Company fail to do so. The Company agrees to reimburse Investors on demand for any payment so made and, until such reimbursement, the amount so paid by Investors shall be added to the principal amount of the indebtedness.

(h) Upon the happening of any of the following events or conditions: (a) default in the payment or performance of any of the obligations contained or referred to in the 2009 Agreement, this Agreement, or the Cognovit Promissory Notes; (b) loss, theft, destruction, sale or encumbrance of or to the Collateral; (c) dissolution, termination of existence, insolvency, business failure, bankruptcy or insolvency of the Company; (d) any default

under the terms hereunder, Investors or Standard may, at its option, declare the entire amount of the indebtedness then outstanding due and payable at once, and Investors shall have the rights and remedies of a secured party under the Ohio Uniform Commercial Code. The Company agrees, upon request of Investors or Standard, to assemble the Collateral, and to make it available at the Company's principal place of business. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is mailed to the address of the Company shown in this Agreement at least seven (7) days before the time of such disposition. The Company shall be liable to Investors and Standard, and shall promptly pay, all expenses incurred by Investors or Standard (including reasonable attorney fees) as the result of a default by the Company of its obligations under this Agreement.

(i) No waiver by Investors of any default shall be effective unless in writing. No such waiver shall operate as a waiver of any other default or of the same default on a subsequent occasion. All rights of Investors hereunder shall inure to the benefit of the successors and assigns of Investors; and all obligations of the Company shall bind the successors and assigns of the Company. This Agreement constitutes the entire agreement between the parties.

6. **Financial Oversight.** The Company shall provide the Investors with copies of all financial reports and, as requested, tax returns for the Company, as generated. The Investors shall also have the right, at any time, to review the books, records and accounts of the Company, either on their own or through a representative or representatives appointed by them. The Company shall cooperate in making all such books, records and accounts available at all times during regular business hours in form reviewable by the Investors or their representatives.

7. **Representations and Warranties of the Company.** To induce the Investors to enter into this Agreement, the Company promises that the following statements are, and will continue throughout the term of this Agreement to be, true:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and is not required to be qualified as a foreign corporation in any state or jurisdiction, and the Company has all licenses and permits under applicable law to carry on its business as currently conducted;

(b) There is no litigation, claim, assessment, governmental investigation or other judicial or administrative proceeding of any kind whatsoever pending, or, to the knowledge of the Company, threatened against the Company, or

any judgment, order, writ, injunction, or decree outstanding which could adversely affect the Company or the operation of its business, its business prospects or its property, including the Collateral;

(c) The making, signing and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement, and its grant of (x) a security interest hereunder in the Collateral, and (y) a lien on the Collateral: (i) will not, by the lapse of time, by the giving of notice, or on the basis of any other condition, (A) violate or be an event of default under any agreement to which the Company is a party or (B) result in the creation or imposition of any lien on any of the Company's assets, including the Collateral, except the security interest granted to the Investors hereunder; and (ii) do not require any consent or approval of any person;

(d) With respect to the financial statements delivered by the Company to the Investors on or before the date of this Agreement (collectively, the "Historical Financial Statements"), (i) historical compiled financial statements were in all respects fairly presented on the date they were supplied (other than the omission of footnotes), and (ii) unaudited, interim financial statements fairly presented the Company's financial condition and the results of the Company's operations for the periods covered by the applicable Historical Financial Statements. Since the date of the latest Historical Financial Statement delivered to the Investors, there has not been any material adverse change in the Company's financial condition, business, or operations; and

(e) The Company has complied with, and is in compliance with, all applicable federal, state, and local laws, rules, regulations, and ordinances.

The Company's representations in this Agreement will be treated as being continuing representations, made by the Company with the same effect as though the representations and warranties had been made again on, and as of, each day of the term of this Agreement.

8. **Covenants.**

(a) **General Affirmative Covenants**. Until the Inventory Loans have been fully paid and satisfied and all of the Company obligations under this Agreement have been met, the Company will:

(i) **The Investors' Expenses**. Pay and, as applicable, reimburse the Investors for (i) all reasonable out-of-pocket expenses incurred by the Investors in connection with the negotiation and preparation of

the Loan, the closing of the transactions contemplated by this Agreement, the administration of the Inventory Loans, and the enforcement of the Investors' rights under this Agreement, including the fees, expenses and disbursements of the Investors' counsel and (ii) all filing and recording fees and taxes payable in connection with the transactions contemplated by this Agreement;

(ii) **Further Actions**. Take (or cause to be taken) at any time and from time to time, on the Investors' or Standard's request, any action and sign and deliver (or cause to be signed and delivered) any further documents that may be necessary or appropriate in the Investors' judgment to carry out the intent and purpose of this Agreement;

(iii) **Operation of Business**. Conduct its business in the usual, regular and ordinary course, and comply with all laws which may be applicable to the Company or the Company's business for which failure to comply could have a material adverse affect on the Company's financial condition, business, or property and maintain its corporate existence and remain in good standing under Ohio law, and in that regard, the Company will at all times maintain all licenses and permits under applicable law to carry on its business as currently conducted; and

(iv) **Notice of Default**. Give the Investors and Standard prompt notice of any (A) default under this Agreement or the 2009 Agreement; (B) litigation, claim, assessment, governmental investigation or other judicial or administrative proceeding in which the Company is named as a defendant or the subject of an inquiry; or (C) material change in the Company's business prospects, financial or other condition, or operations.

(b) **General Negative Covenants**. Until the Loan has been fully paid and satisfied and all of the Company's obligations under this Agreement have been met, the Company will not:

(i) **No Fundamental Change**. Take any action to discontinue operations of the Company's ordinary business operations, to sell the assets needed to operate the Company's ordinary business, or to expose its assets to the risk or obligations of any other person or entity;

(ii) **No Dividends and Distributions**. (A) declare or pay any dividend or distributions on its capital stock (including any return of capital), (B) make any payments of any kind to its shareholders (including debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments and sales commissions to its shareholders employed by the Company in the ordinary course of the Company's business), or (C) redeem, retire, purchase, repurchase or otherwise acquire, directly or indirectly, or exercise any call rights relating to, any of its shareholders; *provided* that the Company may make distributions to the Company's shareholders ("Allowed Tax Distributions") so that such shareholders may satisfy their federal, state and local income tax liabilities, at the Maximum Tax Rate, on the taxable income of the Company ("Taxable Income") passed through to them under Subchapter S of the Internal Revenue Code of 1986, as amended ("Tax Code") so long as (1) after giving effect to such distribution, it would not cause the aggregate of all Allowed Tax Distributions paid by the Company for such calendar year to exceed the actual income tax liabilities of the Company's shareholders on the Taxable Income passed through to them for such calendar year, all as shown on the Company's income tax returns, (2) the Company has made, and continues to have, a valid S election under the Tax Code, and (3) no Event of Default has occurred and is continuing. "Maximum Tax Rate" means, as of any applicable date of determination, the rate (expressed as a percentage) which is the then maximum, combined effective federal, state, and local tax rate applicable to the Company's shareholders; and

(iii) **No Security Interests**. The Company shall neither (A) grant any security interests that affect the Collateral to any person other than the Investors or Standard, nor (B) enter into any agreement affecting the Company's right to grant the Investors or Standard a security interest in the Collateral.

9. **Investors Interests.** The Investors are participating in this Agreement in proportion to the initial principal amount of the Cognovit Promissory Notes. In the event that any payment obligation arises or any collection activity is required, the Investors shall participate proportionately in the obligations, costs, and amounts collected. The interests of the Investors hereunder shall pass to their heirs, successors and assigns, and the obligation of the Company shall be binding upon all successors and assigns, provided that no assignment shall be permitted by the Company without the prior written consent of the Investors, which consent may be arbitrarily withheld. For purposes of this provision, Standard's rights and interests in its Cognovit Promissory Note shall be

considered a part of the interests of the Jacobs Trust in determining proportionate allocations.

10. **Contingencies.** This Agreement is contingent upon and shall not become effective until the Company has delivered to the Investors Subordination Agreements from the State of Ohio and Thelma G. Gault, both to be in formats acceptable to the Investors. In the event that the Company fails to timely pay all amounts due under the Cognovit Promissory Notes, the Investors may proceed together or separately to exercise all of the rights granted hereunder, provided that all proceeds, after recovery of reasonable collection costs shall be shared proportionately unless one of the Investors has chosen to extend the term or waive the conditions hereof as to that Investor. The Company may, at any time, choose to repay the Inventory Loans and the Loan under the 2009 Agreement in full, in which case the ongoing obligations hereunder shall terminate and Investors shall release their security interests.

11. **Miscellaneous**. This Agreement is entered into in the State of Ohio. All questions concerning the validity, meaning or interpretation of this Agreement, as well as questions relating to performance or breach thereunder, shall be interpreted and resolved in accordance with the laws of the State of Ohio. This contract contains the entire agreement of the parties and shall be binding upon the parties, their heirs, successors and assigns. Neither this Agreement, nor any provision herein, may be changed, waived, discharged or terminated except in writing, executed by the Company and the Investors. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement shall not be affected thereby. In lieu of such clause or provision held to be illegal, invalid or unenforceable, there shall be added as part of this Agreement a clause or provision as similar in terms as possible that shall be legal, valid and enforceable. Time is of the essence as to all matters herein.

12. **Warrant of Attorney**. If any default hereunder is not cured within ten (10) days after it occurs, the Company hereby authorizes any attorney at law, including, but not limited to, an attorney who represents either or both of the Investors, to appear for any or all of them in any court of record in the State of Ohio or any other state or territory of the United States or elsewhere where a judgment may be obtained hereon, at any time when such default is not cured, and waive the issuance and service of process and confess judgment against any or all of them and any endorsers or guarantors hereof, in favor of the Investors, for the entire amount then appearing due hereunder, together with costs of suit and reasonable attorneys' fees, and thereupon to release all errors and waive all rights of new trial, appeal, and stay of execution. The Company hereby waives any conflict of interest with regard to the attorney who confesses judgment against the Company pursuant to this warrant of attorney and also hereby consents to such attorney receiving a legal fee from the Investors for confessing judgment. The Company acknowledges that this Agreement does not arise out of a consumer loan or consumer transaction.

IN WITNESS WHEREOF, the parties have hereunto set their hands to this Agreement on this 12th day of November, 2010.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

The Guitammer Company

By: Mark Luden

Mark Luden, President
6117 Maxtown Road
Westerville, Ohio 43082

Walter Doyle, TTEE

Walter J. Doyle, Trustee
1970 Jewett Road
Powell, Ohio 43065

Francine I. Jacobs, Trustee

Francine I. Jacobs, Trustee
5050 Thornhill Lane
Dublin, Ohio 43017

COGNOVIT PROMISSORY NOTE

$150,000 November 12, 2010

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Walter J. Doyle, Trustee of the Walter J. Doyle Trust dated February 5, 1992, whose address is 1970 Jewett Road, Powell, Ohio, 43065, the principal sum of $150,000, plus interest at the rate of 24% per year from date until paid, calculated at 2% per month, on the portions of said principal sum remaining unpaid from time to time after date, compounded annually.

Said principal sum and interest shall be payable at the address set forth above or at such other place as the holder hereof may from time to time designate in writing to the undersigned.

Until the undersigned receives after November 12, 2010 the first shipment of Actiway product from Shenzen Actiway Industrial in China, no payments shall be required hereunder. Upon receipt of that first shipment and the subsequent commencement of deliveries by the undersigned of any of its product that includes one or more Actiway products ("Actiway Sales"), said principal sum shall be repaid in installments as follows: (a) weekly installments, each equal to thirty percent (30%) of Actiway Sales during the preceding week, the first of which shall be payable on the Friday next following the date Actiway Sales begin after November 12, 2010, and thereafter one installment being payable on the Friday of every subsequent week up to and including Friday, September 30, 2011, and (b) a final installment of all then-remaining unpaid principal on October 14, 2011. All accrued and previously unpaid interest shall be payable in full on the same date as, and in addition to, installments of principal as provided above. All payments shall be credited, first, to unpaid interest due on or before the dates made and, second, to the outstanding principal balance. Notwithstanding the foregoing provisions of this paragraph, in all events this Note shall be paid in full by October 14, 2011.

The undersigned reserve the right to prepay all or any part of the principal sum hereof at any time or times without penalty.

If any amount payable hereunder is not paid within seven (7) days after it becomes due, such amount shall bear interest at the rate of 24% per year from the time it became due until paid, and the holder hereof may, at its option, without notice to or demand upon the undersigned, declare the entire unpaid principal sum hereof to be immediately due and payable, in which event the entire unpaid principal sum hereof shall bear interest at the rate of 24% per year from the time of the default, ignoring the grace period, until paid. Failure by any holder hereof to exercise the foregoing option with respect to any particular default shall not constitute a waiver of the right of the same or any different holder hereof to exercise such option with respect to any subsequent default.

If any amount payable hereunder is not paid within ten (10) days after it becomes due, the undersigned hereby authorize any attorney at law, including, but not limited to, an attorney who represents the holder hereof, to appear for any or all of them in any court of record in the State of Ohio or any other state or territory of the United States or elsewhere where a judgment may be obtained hereon, at any time when such amount is unpaid, and waive the issuance and service of process and confess judgment against any or all of them and any endorsers or guarantors hereof, in favor of the holder hereof, for the entire amount then appearing due hereon, together with costs of suit and reasonable attorneys' fees, and thereupon to release all errors and waive all rights of new trial, appeal, and stay of execution. No judgment against one or more (but less than all) of the persons liable hereon shall be a bar to a subsequent judgment against any of the other persons liable hereon. The undersigned hereby waive any conflict of interest with regard to the attorney who confesses judgment against the undersigned pursuant to this warrant of attorney and also hereby consent to such attorney receiving a legal fee from the holder hereof for confessing judgment.

The undersigned hereby acknowledge that they executed this Note, containing the foregoing warrant of attorney, in Franklin County, Ohio. The undersigned also acknowledge that this note does not arise out of a consumer loan or consumer transaction.

The undersigned and all endorsers and guarantors hereof hereby jointly and severally waive demand, presentment for payment, notice of dishonor, protest, and notice of protest.

THE GUITAMMER COMPANY

By:______________________________

Mark Luden, President

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

COGNOVIT PROMISSORY NOTE

$150,000 November 12, 2010

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Standard Energy Company, an Ohio corporation, whose address is 1105 Schrock Road, Suite 602, Columbus, Ohio 43229, the principal sum of $150,000, plus interest at the rate of 24% per year from date until paid, calculated at 2% per month, on the portions of said principal sum remaining unpaid from time to time after date, compounded annually.

Said principal sum and interest shall be payable at the address set forth above or at such other place as the holder hereof may from time to time designate in writing to the undersigned.

Until the undersigned receives after November 12, 2010 the first shipment of Actiway product from Shenzen Actiway Industrial in China, no payments shall be required hereunder. Upon receipt of that first shipment and the subsequent commencement of deliveries by the undersigned of any of its product that includes one or more Actiway products ("Actiway Sales"), said principal sum shall be repaid in installments as follows: (a) weekly installments, each equal to thirty percent (30%) of Actiway Sales during the preceding week, the first of which shall be payable on the Friday next following the date Actiway Sales begin after November 12, 2010, and thereafter one installment being payable on the Friday of every subsequent week up to and including Friday, September 30, 2011, and (b) a final installment of all then-remaining unpaid principal on October 14, 2011. All accrued and previously unpaid interest shall be payable in full on the same date as, and in addition to, installments of principal as provided above. All payments shall be credited, first, to unpaid interest due on or before the dates made and, second, to the outstanding principal balance. Notwithstanding the foregoing provisions of this paragraph, in all events this Note shall be paid in full by October 14, 2011.

The undersigned reserve the right to prepay all or any part of the principal sum hereof at any time or times without penalty.

If any amount payable hereunder is not paid within seven (7) days after it becomes due, such amount shall bear interest at the rate of 24% per year from the time it became due until paid, and the holder hereof may, at its option, without notice to or demand upon the undersigned, declare the entire unpaid principal sum hereof to be immediately due and payable, in which event the entire unpaid principal sum hereof shall bear interest at the rate of 24% per year from the time of the default, ignoring the grace period, until paid. Failure by any holder hereof to exercise the foregoing option with respect to any particular default shall not constitute a waiver of the right of the same or any different holder hereof to exercise such option with respect to any subsequent default.

If any amount payable hereunder is not paid within ten (10) days after it becomes due, the undersigned hereby authorize any attorney at law, including, but not limited to, an attorney who represents the holder hereof, to appear for any or all of them in any court of record in the State of Ohio or any other state or territory of the United States or elsewhere where a judgment may be obtained hereon, at any time when such amount is unpaid, and waive the issuance and service of process and confess judgment against any or all of them and any endorsers or guarantors hereof, in favor of the holder hereof, for the entire amount then appearing due hereon, together with costs of suit and reasonable attorneys' fees, and thereupon to release all errors and waive all rights of new trial, appeal, and stay of execution. No judgment against one or more (but less than all) of the persons liable hereon shall be a bar to a subsequent judgment against any of the other persons liable hereon. The undersigned hereby waive any conflict of interest with regard to the attorney who confesses judgment against the undersigned pursuant to this warrant of attorney and also hereby consent to such attorney receiving a legal fee from the holder hereof for confessing judgment.

The undersigned hereby acknowledge that they executed this Note, containing the foregoing warrant of attorney, in Franklin County, Ohio. The undersigned also acknowledge that this note does not arise out of a consumer loan or consumer transaction.

The undersigned and all endorsers and guarantors hereof hereby jointly and severally waive demand, presentment for payment, notice of dishonor, protest, and notice of protest.

THE GUITAMMER COMPANY

By:____________________________

Mark Luden, President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.